Exhibit 99.1

TopBuild Reports Fourth Quarter 2015 Financial Results

•	Net sales increased 7.1% to $426 million
•	$43.0 Million Operating Profit; $33.4 million on an adjusted basis, up 18%
•	$1.57 Diluted Earnings Per Share; $0.52 on an adjusted basis, up 27%

DAYTONA BEACH, March 3, 2016 — TopBuild Corp. (NYSE: BLD), the leading installer and distributor of insulation products to the United States construction industry, reported financial results for the fourth quarter and full-year ended December 31, 2015.  The Company also announced its capital allocation plan.

Jerry Volas, Chief Executive Officer, stated, “Our fourth quarter results were solid as we continued to perform well within the growing new residential housing industry.  Compared to the fourth quarter of 2014, revenue increased 7.1% and our adjusted operating profit margin improved 70 basis points to 7.8%.  Although the labor market remains tight, extending the building cycle and the traditional lag time in our business, increasing new household formations are creating demand for new construction that will continue to drive the housing recovery.

“Our Company changed significantly in 2015.  On July 1, we became a separate public company and began trading on the New York Stock Exchange.  We emerged with the primary goals of positioning TopBuild to capitalize on the U.S. housing recovery and to exploit opportunities to increase market share throughout our national footprint.  Today, we have our team in place and our entire organization is focused on optimizing our operating margin by leveraging top line growth and improving efficiency throughout our operations.  Prospectively, we see our Company expanding both organically and through strategically selected accretive acquisitions and returning capital to our shareholders through a share repurchase program.”

Fourth Quarter Financial Highlights

(unless otherwise indicated, comparisons are to quarter ended December 31, 2014)

The Company noted that fourth quarter operating adjustments included $0.3 million related to rationalization charges and $9.9 million of non-recurring income related to a change to an employee benefit policy.

•	Net sales increased 7.1% to $426.5 million.
•

Reported gross margin was 24.5%, up 120 basis points.  On an adjusted basis, gross margin was 23.1%, a 20 basis point decline as a result of higher insurance costs.  Sequentially, adjusted gross margin increased 90 basis points.

•	Operating profit increased 74.9% to $43.0 million. Adjusted operating profit was $33.4 million compared to $28.2 million, an 18.4% improvement.
•	Operating margin improved 390 basis points to 10.1%. Adjusted operating margin was 7.8%, up 70 basis points.
•

Net income from continuing operations was $59.7 million, or $1.57 per diluted share, compared to $5.9 million or $0.16 per diluted share.  2015 net income included a non-recurring income tax benefit of $18.2 million.  Excluding the income tax benefit of $18.2 million and other adjustments noted above, adjusted net income from continuing operations was $19.8 million, or $0.52 per diluted share, compared to $15.6 million or $0.41 per diluted share.

•	Adjusted net income and diluted net income per share utilized an effective tax rate of 38%, up 200 basis points from previously disclosed estimates of a 36% normalized rate.

At quarter end, the Company had cash and cash equivalents of $113 million and availability under its revolving credit facility of $70 million for total liquidity of $183 million.

As previously disclosed, in the fourth quarter of 2014, the Company was incorrectly allocated a favorable legal settlement which overstated operating profit by $1.9 million (corrected in an out-of-period adjustment in first quarter 2015).  The Company also noted that in the fourth quarters of 2014 and 2015, it received favorable insurance adjustments of approximately $5.2 million and $5.6 million, respectively.  However, the 2015 positive adjustment was offset by charges impacting TruTeam relating to insurance expenses which were approximately $5.0 million higher than what the Company has historically incurred for these items.  Going forward, the Company believes the charges related to these items will revert to their historical run rate.

Operating Segment Highlights

(all comparisons are to quarter ended December 31, 2014)

•	Installation (TruTeamSM)
o	Net sales increased 10.9%.
o	Operating margin was 10.2%. On an adjusted basis, operating margin was 6.8%, a 130 basis point improvement.
•	Distribution (Service Partners®)
o	Net sales rose 1%.
o	Operating margin was 9.1%, a decrease of 20 basis points.

Capital Allocation Plan

The Company also announced that it will use its free cash flow to fund strategic acquisitions and implement a share repurchase program approved by its Board of Directors.  Under the plan, the Company may purchase up to $50 million in shares of its common stock over the next 12 months.  Repurchases will be made from cash on hand as well as from a portion of the free cash flow expected to be generated from the business during that timeframe.

Volas stated, "Our strong balance sheet provides us with the flexibility to initiate this $50 million share repurchase program while continuing to execute our strategic growth initiatives, including accretive acquisitions.  This program reflects our commitment to enhancing shareholder value and our confidence in TopBuild’s ability to generate top line growth and expand margins.”

Repurchases will be made from time to time at the Company’s discretion, based on ongoing assessments of the capital needs of the business, the market price of its common stock and general market conditions.  The program may be suspended or discontinued at any time.

Additional Information

Quarterly supplemental materials, including a presentation that will be referenced on today’s conference call, are available on the “Investors” section of the Company’s website at www.topbuild.com.

Conference Call

A conference call to discuss fourth quarter and year-end 2015 financial results is scheduled for today, Thursday, March 3, 2016, at 9:00 a.m. Eastern Time.  Call participants may access the call by dialing (888) 221-6243.  The conference call will be webcast simultaneously on the “Investors” section of the Company’s website at www.topbuild.com.

A replay of the call will be available on TopBuild’s website or by phone by dialing
(800) 633-8284.  The replay passcode is 21803958.

Use of Non-GAAP Financial Measures

The “adjusted” financial measures and ratios presented above are not calculated in accordance with generally accepted accounting principles (“GAAP”).  The Company believes that these non-GAAP financial measures and ratios, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods.  Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in a table incorporated in this news release.  Non-GAAP financial measures and ratios should be viewed in addition to, and not as an alternative for, the Company’s reported results under generally accepted accounting principles.  Additional information may be found in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on TopBuild’s website under “Investors” at www.topbuild.com.

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is the leading installer and distributor of insulation products to the United States construction industry.  We provide insulation services nationwide through TruTeamSM, which has over 180 branches in 43 states.  Our Service Partners® business distributes insulation from over 70 branches in 35 states.  We leverage our national footprint to gain economies of scale while capitalizing on our local market presence to forge strong relationships with our customers.  To learn more about TopBuild visit our website at www.topbuild.com.

Safe Harbor Statement

Statements contained in this press release that reflect our views about our future performance constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “will,” “would,” “anticipate,” “expect,” “believe,” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  We caution you against relying on any of these forward-looking statements.  Our future performance may be affected by our reliance on residential new construction, residential repair/remodel, and commercial construction; our reliance on third-party suppliers and manufacturers; our ability to attract, develop and retain talented personnel and our sales and labor force; our ability to maintain consistent practices across our locations; our ability to maintain our competitive position; and our ability to realize the expected benefits of the Company’s spin-off from Masco Corporation.  We discuss many of the risks we face under the caption entitled “Risk Factors” in our Registration Statement on Form 10 filed with the SEC.  Our forward-looking statements contained herein speak only as of the date of this press release.  Factors or events that could cause our actual results to differ may emerge from time to time and it is not possible for us to predict all of them.  Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com
386-763-8801

(tables follow)

TopBuild Corp.

Consolidated Statements of Operations

(in thousands, except per common share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net sales	$426,471	$398,057	$1,616,580	$1,512,077
Cost of sales	321,950	305,292	1,258,551	1,180,409
Gross profit	104,521	92,765	358,029	331,668

Selling, general, and administrative expense	61,524	68,183	274,498	290,951
Operating profit	42,997	24,582	83,531	40,717

Other income (expense), net:
Interest expense	(1,571)	(3,106)	(9,465)	(12,404)
Other, net	35	8	49	25
Other expense, net:	(1,536)	(3,098)	(9,416)	(12,379)
Income from continuing operations before income taxes	41,461	21,484	74,115	28,338

Income tax benefit (expense) from continuing operations	18,208	(15,543)	5,008	(17,842)
Income from continuing operations	59,669	5,941	79,123	10,496

Income (loss) from discontinued operations, net	82	(170)	(152)	(1,093)
Net income	$59,751	$5,771	$78,971	$9,403

Income (loss) per common share:
Basic:
Income from continuing operations	$1.58	$0.16	$2.10	$0.28
Loss from discontinued operations, net	—	—	—	(0.03)
Net income	$1.58	$0.16	$2.10	$0.25

Diluted:
Income from continuing operations	$1.57	$0.16	2.09	$0.28
Loss from discontinued operations, net	—	—	—	(0.03)
Net income	$1.57	$0.16	$2.09	$0.25

TopBuild Corp.

Consolidated Balance Sheets and Other Financial Data

(dollars in thousands)

	As of December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$112,848	$2,965
Receivables, net of an allowance for doubtful accounts of $3,399 and $3,961 at December 31, 2015 and 2014, respectively	235,549	220,176
Inventories, net	118,701	106,972
Prepaid expenses and other current assets	13,263	5,117
Total current assets	480,361	335,230

Property and equipment, net	93,066	93,157
Goodwill	1,044,041	1,044,041
Other intangible assets, net	1,987	2,962
Deferred tax assets, net	20,549	—
Other assets	2,245	1,034
Total assets	$1,642,249	$1,476,424

LIABILITIES
Current liabilities:
Accounts payable	$253,311	$228,720
Current portion of long-term debt	15,000	—
Accrued liabilities	58,369	72,747
Total current liabilities	326,680	301,467

Long-term debt	178,457	—
Deferred tax liabilities, net	181,254	182,281
Other liabilities	40,129	40,385
Total liabilities	726,520	524,133

EQUITY	915,729	952,291
Total liabilities and equity	$1,642,249	$1,476,424

	As of
	December 31,	December 31,
	2015	2014
Other Financial Data
Working Capital Days
Receivable days	45	46
Inventory days	34	33
Accounts payable days	88	85
Working capital	$100,939	$98,428
Working capital as a % of sales (LTM)	6.2%	6.5%

TopBuild Corp.
Consolidated Statements of Cash Flows
(dollars in thousands)

	Twelve Months Ended
	December 31,
	2015	2014
Net Cash From (For) Operating Activities:
Net income	$78,971	$9,403
Adjustments to reconcile net income to net cash from (for) operating activities:
Depreciation and amortization	12,108	26,079
Share-based compensation	4,651	3,762
Loss on sale of property and equipment	2,334	364
Provision for bad debt expense	4,219	3,563
Loss from inventory obsolescence	1,879	1,302
Non-cash employee benefit policy change	(9,861)	—
Deferred income taxes, net	(16,556)	16,711
Changes in certain assets and liabilities:
Receivables, net	(19,591)	(19,225)
Inventories, net	(13,608)	(10,287)
Prepaids and other current assets	(9,054)	100
Accounts payable	24,008	44,941
Accrued liabilities	(3,746)	(4,768)
Other, net	257	(84)
Net cash from operating activities	56,011	71,861

Cash Flows From (For) Investing Activities:
Purchases of property and equipment	(13,644)	(13,141)
Proceeds from sale of property and equipment	805	999
Other, net	632	880
Net cash for investing activities	(12,207)	(11,262)

Cash Flows From (For) Financing Activities:
Net transfer from (to) Former Parent	72,965	(60,655)
Cash distribution paid to Former Parent	(200,000)	—
Proceeds from issuance of long-term debt	200,000	—
Repayment of long-term debt	(5,000)	—
Payment of debt issuance costs	(1,715)	—
Other, net	(171)	—
Net cash from (for) financing activities	66,079	(60,655)

Cash and Cash Equivalents
Increase (decrease) for the year	109,883	(56)
Beginning of year	2,965	3,021
End of year	$112,848	$2,965

Supplemental disclosure of cash paid for:
Cash interest on long-term debt	$2,233	$—
Income taxes	20,992	1,134

Supplemental disclosure of noncash investing activities:
Accruals for property and equipment	$583	$—

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2015	2014	Change	2015	2014	Change
Installation
Net sales	$279,084	$251,637	10.9%	$1,057,553	$963,351	9.8%

Operating profit, as reported	$28,519	$12,763		$55,232	$23,970
Operating margin, as reported	10.2%	5.1%		5.2%	2.5%

Rationalization/spin-off charges	308	1,000		4,160	2,000
Legal and insurance adjustments, net	—	—		2,430	—
Fixed asset disposal (truck mounted devices)	—	—		1,690	—
Employee benefit policy change	(9,861)	—		(9,861)	—
Operating profit, as adjusted	$18,966	$13,763		$53,651	$25,970
Operating margin, as adjusted	6.8%	5.5%		5.1%	2.7%

Distribution
Net sales	$170,109	$168,471	1.0%	$646,441	$628,810	2.8%

Operating profit, as reported	$15,517	$15,612		$55,700	$52,334
Operating margin, as reported	9.1%	9.3%		8.6%	8.3%

Rationalization/spin-off charges	—	—		512	—
Operating profit, as adjusted	$15,517	$15,612		$56,212	$52,334
Operating margin, as adjusted	9.1%	9.3%		8.7%	8.3%

Total
Net sales before eliminations	$449,193	$420,108		$1,703,994	$1,592,161
Intercompany eliminations	(22,722)	(22,051)		(87,414)	(80,084)
Net sales after eliminations	$426,471	$398,057	7.1%	$1,616,580	$1,512,077	6.9%

Operating profit, as reported - segment	$44,036	$28,375		$110,932	$76,304
General corporate expense, net	(4,583)	(4,917)		(22,605)	(21,948)
Intercompany eliminations and other adjustments	3,544	1,124		(4,796)	(13,639)
Operating profit, as reported	$42,997	$24,582		$83,531	$40,717
Operating margin, as reported	10.1%	6.2%		5.2%	2.7%

Rationalization/spin-off charges - segment	308	1,000		4,672	2,000
Legal and insurance adjustments, net	—	—		2,430	—
Fixed asset disposal (truck mounted devices)	—	—		1,690	—
Masco general corporate expense, net	—	4,917		13,627	21,948
Masco direct corporate expense	—	3,248		5,604	17,782
Expected standalone corporate expense	—	(5,500)		(11,000)	(22,000)
Employee benefit policy change	(9,861)	—		(9,861)	—
Operating profit, as adjusted	$33,444	$28,247		$90,693	$60,447
Operating margin, as adjusted	7.8%	7.1%		5.6%	4.0%

Share-based compensation	1,500	865		4,651	3,762
Depreciation and amortization	3,038	6,498		12,108	26,079
EBITDA, as adjusted	$37,982	$35,610		$107,452	$90,288

Sales change period over period	28,414			104,503
EBITDA, as adjusted change period over period	2,372			17,164
EBITDA, as adjusted as percentage of sales change	8.3%			16.4%

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except common share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Gross Profit and Operating Profit Reconciliations

Net sales	$426,471	$398,057	$1,616,580	$1,512,077

Gross profit, as reported	$104,521	$92,765	$358,029	$331,668

Insurance adjustment	—	—	1,000	—
Employee benefit policy change	(6,017)	—	(6,017)	—

Gross profit, as adjusted	$98,504	$92,765	$353,012	$331,668

Gross margin, as reported	24.5%	23.3%	22.1%	21.9%
Gross margin, as adjusted	23.1%	23.3%	21.8%	21.9%

Operating profit, as reported	$42,997	$24,582	$83,531	$40,717

Rationalization/spin-off charges	308	1,000	4,672	2,000
Legal and insurance adjustments, net	—	—	2,430	—
Fixed asset disposal (truck mounted device)	—	—	1,690	—
Masco general corporate expense, net	—	4,917	13,627	21,948
Masco direct corporate expense	—	3,248	5,604	17,782
Expected standalone corporate expense	—	(5,500)	(11,000)	(22,000)
Employee benefit policy change	(9,861)	—	(9,861)	—
Operating profit, as adjusted	$33,444	$28,247	$90,693	$60,447

Operating margin, as reported	10.1%	6.2%	5.2%	2.7%
Operating margin, as adjusted	7.8%	7.1%	5.6%	4.0%

Income Per Common Share Reconciliation

Income from continuing operations
before income taxes, as reported	$41,461	$21,484	$74,115	$28,338

Rationalization/spin-off charges	308	1,000	4,672	2,000
Legal and insurance adjustments, net	—	—	2,430	—
Fixed asset disposal (truck mounted device)	—	—	1,690	—
Masco general corporate expense, net	—	4,917	13,627	21,948
Masco direct corporate expense	—	3,248	5,604	17,782
Expected standalone corporate expense	—	(5,500)	(11,000)	(22,000)
Employee benefit policy change	(9,861)	—	(9,861)	—
Income from continuing operations
before income taxes, as adjusted	31,908	25,149	81,277	48,068

Tax at 38% rate	(12,125)	(9,557)	(30,885)	(18,266)
Income from continuing operations, as adjusted	$19,783	$15,592	$50,392	$29,802

Income per common share, as adjusted	$0.52	$0.41	$1.33	$0.79

Average diluted common shares outstanding	37,910,642	37,667,947	37,780,875	37,667,947